UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 1, 2015


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)

         NEVADA                     333-138148                   20-5243308
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

355 Burrard Street, Suite 1000, Vancouver, BC Canada              V6C 2G8
      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (250) 258-7481

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;

On October 1, 2015, the Board of Directors appointed Dennis Petke to a seat on the Board of Directors. On October 1, 2015, the Company accepted the resignation of Mr. Harold Schneider as its sole officer and as director and accepted the appointment of Mr. Dennis Petke as the sole officer and director to act in Mr. Schneider's stead. Mr. Schneider's resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

Mr. Petke is a qualified Chartered Accountant in Canada, and is a member of the Institute of Chartered Accountants of British Columbia (1995). Currently serving as a director and/or chief financial officer for private and public companies, his responsibilities include strategic and overall financial management for these companies. Mr. Petke has accumulated extensive experience in the area of corporate finance, including negotiating and implementing private and public company mergers, as well as facilitating private placement, preference share, convertible debenture, special warrant and debt financings.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Dennis Petke
------------------------------
Dennis Petke
Director

October 1, 2015

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